Exhibit 99.1

Press release

FedEx Express enters consultations on workforce reductions as it nears the completion of TNT network integration

AMSTERDAM, January 19 — FedEx Express (FedEx), a subsidiary of FedEx Corp. (NYSE: FDX) and the world’s largest express transportation company, today announces proposals to resize its European workforce as it nears the completion of the network integration of TNT. These proposals are part of a wider, multi-year growth strategy that enables the European Express business to confidently build on the momentum created in recent years.

FedEx acquired TNT in 2016 as part of its European expansion plans, connecting the world’s largest air express network with an unparalleled European road network and global suite of services. Since the acquisition, successful integration has taken place across IT systems and key parts of the air, road and ground networks, and investments have been made in technology and infrastructure.

Plans to address the duplication resulting from operating two large European networks connecting similar geographies were presented to European employee representatives and team members today. These proposals will regrettably have a workforce impact of between 5500 - 6300 people across operational teams and back-office functions. In the course of these consultations, the full range of support measures for affected team members will be discussed with works council representatives from across the region. These measures differ by country and may include voluntary redundancy, reassignment to other roles and priority access to open positions. The consultation process will take place over an eighteen-month period in line with local country processes and regulations.

Karen Reddington, President of FedEx Express Europe, said:

“We acquired the TNT business in 2016 for one reason: to open up the world for our customers by connecting the global FedEx air network with TNT’s extensive European road network to become a top tier player in Europe. This process, whilst difficult, will allow us together with the completion of the network integration to operate as one company offering greater coverage, speed of delivery, extended operational capabilities and enhanced service levels.”

Karen added: “Changes like this are never easy because they impact our people. However, they are crucial to unlocking the benefits of integration and enhancing our competitiveness in a fast-changing marketplace. None of this changes our values as a company and we are committed to an open dialogue, working closely with our social partners and completing this process with the utmost care and respect for our affected team members.”

A central pillar of the proposals presented today involves physical integration of the FedEx Express and TNT air networks. FedEx Express currently operates two duplicate air networks out of two main hubs in Paris Charles de Gaulle Airport and Liege Airport in Belgium. Under the plans presented today, FedEx Express would establish a dual-hub model in Europe, with the FedEx Roissy-Charles de Gaulle hub serving as a primary hub, universally linking all European flight points and connecting European customers to the rest of the world. The Liège air hub would operate as a secondary hub, providing flexibility and continuing to provide excellent service to customers year-round. FedEx Express’s dual hub network in the U.S. has been proven over decades with Memphis as the universal hub and Indianapolis as the secondary hub as will be the case with Liege in central Europe.

Dave Canavan, Chief Operating Officer of FedEx Express Europe, explained:

“Moving towards a dual-hub model is a strategic advantage for us: improving the competitiveness of our Express business, providing us flexibility, and enhancing our growth opportunities. We understand that while these intended changes are absolutely necessary to put us on the right path, our team members, particularly in Liège, will be concerned about the future. We will do everything we can to conduct these consultations constructively, with a mindset of collaboration and care for those impacted.”

ENDS

About FedEx Express

FedEx Express is the world’s largest express transportation companies, providing fast and reliable delivery to more than 220 countries and territories. FedEx Express uses a global air-and-ground network to speed delivery of time-sensitive shipments, by a definite time and date with a money-back guarantee.

About FedEx Corp.

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $75 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its nearly 600,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Forward-looking statements

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of FedEx Express to receive works council approvals, the disruption of ongoing business, our ability to successfully integrate the FedEx Express and TNT networks in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses, and other factors which can be found in FedEx Corp.’s and FedEx Express’s press releases and FedEx Corp.’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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